UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2007
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Developers Diversified Realty Corporation (the “Company”) entered into a Purchase Agreement dated March 7, 2007 under which it agreed to sell $600 million aggregate principal amount of its 3.00% convertible senior notes due 2012 (the “Notes”) to the initial purchasers named in the Purchase Agreement (the “Initial Purchasers”). The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $587.74 million.
     The closing of the sale of the Notes occurred on March 13, 2007. The Notes and the Company’s common shares issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The Notes are governed by an Indenture, dated May 1, 1994, as amended and supplemented by the first supplemental indenture, dated as of May 10, 1995, the second supplemental indenture, dated as of July 18, 2003, the third supplemental indenture, dated as of January 23, 2004, the fourth supplemental indenture, dated as of April 22, 2004, the fifth supplemental indenture, dated as of April 28, 2005, the sixth supplemental indenture, dated as of October 7, 2005, the seventh supplemental indenture, dated as of August 28, 2006, and the eighth supplemental indenture, dated as of March 13, 2007 (the “Eighth Supplemental Indenture” and, together with all other supplements thereto, the “Indenture”) between the Company and U.S. Bank Trust National Association (as successor to National City Bank), as trustee (the “Trustee”). A copy of the Eighth Supplemental Indenture and form of Note are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.
     The Notes will be convertible into cash and, if applicable, the Company’s common shares based on an initial conversion rate, subject to adjustment, of 13.3783 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $74.75 per share). Upon conversion of a Note, a holder will receive cash up to the principal amount of the Note and a number of the Company’s common shares equal in value to the amount by which the conversion value exceeds the principal amount. Conversion is allowed only (a) during the period beginning on January 15, 2012 and ending on the second business day prior to the maturity date, or (b) under the following circumstances: (1) if during any calendar quarter beginning after June 30, 2007 (and only during such quarter) the closing price of the Company’s common shares for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 125% of the applicable conversion price per common share on such last trading date; (2) during the five consecutive trading day period following any five consecutive trading day period in which the trading price of the Notes was less than 98% of the product of the closing price of the Company’s common shares multiplied by the applicable conversion rate; (3) if the Company has called the Notes for redemption, at any time before the close of the second business day prior to the redemption date; (4) upon the occurrence of certain fundamental changes, as set forth in the Indenture; and (5) if the Company’s common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.
     The Notes mature on March 15, 2012 and bear interest at a rate of 3.00% per year on the principal amount of the Notes, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2007. The Company may only redeem the Notes prior to maturity to preserve its status as a real estate investment trust at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus any unpaid interest accrued to the redemption date.
     The holders of the Notes may require the Company to purchase all or a portion of their Notes if certain change in control transactions occur, in each case at a repurchase price in cash equal to 100% of the principal amount of the repurchased Notes, plus any unpaid interest accrued to the repurchase date. In addition, the holders of Notes who convert their Notes in connection with a change in control, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of the Company’s current regular quarterly common share dividend of $0.66 per share, but will not be adjusted for accrued and unpaid interest on the notes.
     In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated March 13, 2007, with the Initial Purchasers. Under the registration rights agreement, the Company agreed to file within 90 days of the date on which the Notes are first issued a shelf registration statement for resale of the Notes and the common shares issuable upon conversion of the Notes. The Company is further obligated to use its reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act within 180 days after the date on which the Notes are first issued. If the Company fails to comply with certain of its obligations under the registration rights agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances. A copy of the registration rights agreement is filed herewith as Exhibit 4.3.
     In connection with the sale of the Notes, the Company also entered into convertible note hedge transactions with respect to its common shares (the “Convertible Note Hedges”) with affiliates of the Initial Purchasers (the “Dealers”) to increase the effective conversion price of the Notes to $87.21. The Convertible Note Hedges are intended to minimize the potential dilution upon future conversion of the Notes. If the market value per share of the Company’s common shares at the time of exercise is above $74.75 (subject to adjustment), the strike price of the Convertible Note Hedges, the Convertible Note Hedges entitle the Company to receive from the Dealers net common shares of the Company based on the excess of the then current market price of the Company’s common shares over the strike price of the Convertible Note Hedges, subject to the $87.21 cap. The net cost of the Convertible Note Hedges was approximately $32.58 million. The Convertible Note Hedges are separate contracts entered into by the Company with the Dealers and are not part of the terms of the Notes and will not affect the holders’ rights under the Notes.
     In connection with the Convertible Note Hedges, the Dealers or their respective affiliates expected to purchase the Company’s common shares or enter into various derivative transactions with respect to the Company’s common shares concurrently with or shortly after the pricing of the Notes. In addition, following pricing of the Notes, the Dealers or their respective affiliates may enter into or unwind various derivatives and/or continue to purchase or sell the Company’s common shares in secondary market transactions, including during the observation period relating to any conversion of the Notes.
     The Notes and the underlying common shares issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On March 13, 2007, the Company sold $600 million aggregate principal amount of 3.00% convertible senior notes due 2012 in a private placement in reliance from the exemption from the registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The Notes are senior unsecured obligations and rank equally with all of the Company’s other senior unsecured indebtedness and are effectively subordinated to the Company’s secured indebtedness and to all liablities and preferred equity of the Company’s subsidiaries.
     The Notes and the underlying common shares of the Company issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

     The information provided in Item 1.01 is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
     On March 13, 2007, the Company sold $600 million aggregate principal amount of 3.00% convertible senior notes due 2012 in a private placement in reliance from the exemption from the registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the Initial Purchasers in the Purchase Agreement. The purchase price paid by the Initial Purchasers of the Notes was 98.0% of the principal amount thereof, or $588 million.
     The Notes and the underlying common shares of the Company issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     The information provided in Item 1.01 is incorporated herein by reference.
Item 8.01 Other Events
     In a press release issued on March 12, 2007, the Company announced that David Oakes had been appointed Executive Vice President of Finance and Chief Investment Officer. Mr. Oakes currently serves as Senior Vice President and Portfolio Manager at Cohen & Steers Capital Management, a manager of high income equity portfolios, specializing in U.S. REITs and international real estate securities. He will assume the position of Executive Vice President of Finance and Chief Investment Officer of the Company on April 16, 2007. As previously announced, Daniel Hurwitz, who currently serves as Senior Executive Vice President and Chief Investment Officer, will assume the role of President and Chief Operating Officer effective May 8, 2007. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Eighth Supplemental Indenture dated March 13, 2007, between Developers Diversified Realty Corporation and U.S. Bank Trust National Association (as successor to National City Bank), as trustee.

4.2	Form of 3.00% Convertible Senior Note due 2012 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement dated March 13, 2007, among Developers Diversified Realty Corporation and the Initial Purchasers named therein.

99.1	Press Release issued by Developers Diversified Realty Corporation, dated March 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	Developers	Diversified Realty Corporation

(Registrant)
Date: March 15, 2007

	By:	/s/ William H. Schafer
William H. Schafer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Eighth Supplemental Indenture dated March 13, 2007, between Developers Diversified Realty Corporation and U.S. Bank Trust National Association (as successor to National City Bank), as trustee.

4.2	Form of 3.00% Convertible Senior Note due 2012 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement dated March 13, 2007, among Developers Diversified Realty Corporation and the Initial Purchasers named therein.

99.1	Press Release issued by Developers Diversified Realty Corporation, dated March 12, 2007